Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2021, relating to the balance sheet of Vivid Seats Inc., appearing in Registration Statement No. 333-256575 on Form S-4 of Vivid Seats Inc.

/s/ Deloitte & Touche LLP

Chicago, Illinois

October 18, 2021